UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Brooks Automation, Inc. announced today that its Board of Directors has approved a $50 million share repurchase program. Repurchases of the Company’s common stock may be made in the open market or through privately negotiated transactions, subject to market and business conditions, legal requirements, and other factors. This share repurchase authorization does not obligate Brooks to acquire any particular amount of common stock, and share repurchases may be commenced or suspended at any time at the Company’s discretion.
The Company expects to fund share repurchases through cash on hand and cash generated from its operations. Brooks had approximately 67.5 million shares of common stock outstanding as of June 30, 2015.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press release issued on September 30, 2015 by Brooks Automation, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: September 30, 2015	Jason W. Joseph Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
99.1	Press release issued on September 30, 2015 by Brooks Automation, Inc.

4